Exhibit 10.2

                              MANAGEMENT AGREEMENT

THIS AGREEMENT made as of the 8th day of February 2010, among PEPPER ROCK RESOURCES CORP., a corporation under the laws of Nevada having its principal business office at One Lincoln Centre, 18 West 140 Butterfield Road, 15th Floor Oakbrook Terrace, IL 60181 (the "Company"), and PHIL KUEBER, businessman, of 8350 Wilshire Blvd. Suite 200 Beverly Hills, CA 90211 (the "Manager").

WITNESSES THAT WHEREAS:

A. The Company is in the business of developing and acquiring profitable oil and gas properties;
B. The Manager desires to aid and assist the Company as a Manager by providing certain financial, business development and strategic planning services to the Company and the Company desires to engage the Manager for those purposes, on the terms and conditions of this Agreement.
C.   The Manager is qualified to provide the services it represents.
D. In consideration of and as a condition of the Company entering into this Agreement with the Manager, the Manager has agreed to be a party to this Agreement as hereinafter provided.

NOW THEREFORE in consideration of the premises and the covenants and agreements of the parties hereto as hereinafter set forth, the parties hereto covenant and agree as follows:

1. ENGAGEMENT. The Company does hereby appoint and engage the Manager as its Manager and advisor with respect to the services referred to in Section 2 hereof, for the compensation and the term hereinafter set forth, and the Manager hereby accepts such appointment and engagement by the Company, all upon and subject to the terms and conditions of this Agreement.

2. SERVICES. During the Term, the Manager agrees to provide to the Company in a good and faithful manner, using its best efforts and in a manner that will promote the interests of the Company, such advisory and management services (the "Services") as the Company may request from time to time including, without limitation, management of the Company's drilling program and development of its natural gas properties in West Texas, USA and Manyberries, Canada. The Company and the Manager agree that in providing the Services, the Manager shall be responsible to and shall report to board of directors of the Company or to such other person as board of directors of the Company shall from time to time designate (the "Representative").

3. PERSONNEL. The Manager agrees with the Company to cause the Services to be provided on behalf of the Manager exclusively by the Manager.

4. TERM AND RENEWAL. The Term shall commence on the date of this Agreement and automatically cease on the date that is 12 months after the date of this Agreement (such period or any extension thereof is referred to herein as the "Term"), unless earlier terminated as hereinafter provided or unless the parties have agreed to renew this Agreement. The Company and the Manager may extend the Term on similar terms and conditions by further agreement in writing to that effect with the exception of the amount of the Fee to be paid to the Manager which may be revised or increased at the sole discretion of the Company.

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5. TERMINATION BY THE PARTIES. The Manager and the Company shall have the right to terminate this Agreement at any time without cause by giving to the other parties at least 10 days prior written notice of the effective date of such termination. The Company shall always have the right in lieu of the notice period to pay to the Manager an amount equal to the amount of the Fee that would be earned by the Manager during the notice period if the Manager were to provide the Services during the notice period in accordance with this Agreement.

6. PROBATIONARY PERIOD. The Company hereby engages the Manager subject to a probationary period of 45 days. The Company shall review the Manager's performance on or before the expiry of the probationary period. The Company may terminate this Agreement without any notice or payment in lieu of notice at any time on or before the expiry of the probationary period.

7. TERMINATION WITH CAUSE. The Company shall always have the right to terminate this Agreement for just cause or any breach of this Agreement by the Manager, without any prior notice or any payment to the Manager.

8. AUTOMATIC TERMINATION. This Agreement and the Term shall terminate automatically, without any prior notice or any payment to the Manager, on the death or total disability of the Manager.

9. NO DAMAGES FOR TERMINATION. The Manager shall, as a result of any termination of this Agreement or the Term, be entitled to any notice, payments or damages except:

     a) those (if any) specified in Sections 5, 6, 7 and 8 above, as applicable; and
     b) fees earned by the Manager hereunder that are unpaid at the effective date of any termination, and expenses to which the Manager is entitled to reimbursement hereunder as at the effective date of any termination.

10. FEE. Provided the Manager renders the Services satisfactorily in accordance with this Agreement, and provided the Manager is not in default under this Agreement, the Company agrees to pay to the Manager for the Services rendered by the Manager during the Term, a fee in the amount of $4,000 for each month of Services.

11. EXPENSES. The Company agrees to pay or promptly reimburse the Manager for the extraordinary travelling, entertainment, telephone and other expenses actually and properly incurred by the Manager at the specific request of the Company in connection with the provision of the Services by the Manager under this Agreement. Such payment of or reimbursement for expenses shall be subject to the Manager keeping proper accounts and furnishing to the Company within 30 days after the date the expenses are incurred, all applicable statements, vouchers and other evidence of expense. In the event that it is necessary for the Manager to incur an expense that exceeds the sum of $500.00 (the "Threshold Amount") on behalf of the Company in connection with the rendering of the Services, the Manager shall obtain the prior written approval of the Representative to such expense prior to incurring the expense.

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12. AVOIDANCE OF CONFLICTS OF INTEREST. The Manager acknowledges that it is the policy of the Company that all interests and conflicts be avoided, and the Manager agrees to comply with and to comply with all policies or directives of the Company from time to time regulating, restricting or prohibiting circumstances giving rise to interests or conflicts. During the Term, the Manager shall not enter into any agreement, arrangement or understanding with any other person or entity that would in any way conflict or interfere with this Agreement or the duties and obligations of the Manager under this Agreement or that would otherwise prevent the Manager from performing the Services hereunder, and the Manager hereby represents and warrants that he has not entered into any such agreement, arrangement or understanding.

13. CONFIDENTIALITY. The Manager understands and agrees that in the performance of the obligations under this Agreement, the Manager may obtain knowledge of Confidential Information (as hereinafter defined) relating to the business or affairs of the Company or of any of its subsidiary or affiliated companies. The Manager agrees that neither of them shall, without the prior written consent of the Representative, either during the Term or at any time thereafter:

     a. use or disclose any Confidential Information outside of the Company (or any of its subsidiary or affiliated companies) or for any use or purpose other than those of the Company (or any of its subsidiary or affiliated companies);
     b.   publish any article with respect thereto; or
     c. except in providing the Services, remove or aid in the removal from the premises of the Company any Confidential Information or any property or material relating thereto.

In this Agreement, "Confidential Information" means any information or knowledge including, without limitation, any formula, pattern, design, system, program, device, software, plan, process, know how, research, discovery, strategy, method, idea, client list, marketing strategy, employee compensation, document, materials, records, copies, adaptations, or compilation of information that (i) relates to the business or affairs of the Company (or any of its subsidiary or affiliated companies), (ii) is private or confidential in that it is not generally known or available to the public, and (iii) gives or would give the Company (or any of its subsidiary or affiliated companies) an opportunity to obtain an advantage over competitors who do not know of or use it.

14. OTHER BUSINESSES PERMITTED. Subject to the other provisions of this Agreement, the Company acknowledges that the Manager shall be free to engage in any other businesses and to hire staff and rent offices, at such times and places and in such manner as they may choose, provided same shall be for the sole account and expense of the Manager and shall not result in any expense to the Company.

15. COMPLIANCE WITH LAWS. All Services provided by the Manager under this Agreement shall be in full compliance with the laws of Nevada and other applicable laws and consistent with a high degree of business ethics.

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16. INDEMNITY OF MANAGER. The Manager shall indemnify and save harmless the
Company against all costs, loss, expense or liability sustained or incurred in respect of the provision of the Consulting Services, including, without limitation, arising from:

     a.   any breach of the Manager's obligation; and
     b. any negligence, misconduct or fraud on the part of the Manager in providing the Services.

17. INDEMNITY OF COMPANY. The Company shall indemnify and save harmless the Manager against all costs, loss, expense or liability sustained or incurred in respect of the provision of the Services provided, including, without limitation, arising from any lawsuit or action launched against the Manager.

18. PARTIAL INVALIDITY. If any provision of this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity, subject matter or otherwise, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with applicable law. If, notwithstanding the foregoing, any provision of this Agreement is to be held to be invalid or illegal, then such invalid, illegal provision shall be severable and severed from the other provisions of this Agreement and the Agreement shall remain to be construed as if such invalid, illegal provision had never been contained herein.

19. WAIVER. Any waiver of any breach or default under this Agreement shall only be effective if in writing signed by the party against whom the waiver is sought to be enforced, and no waiver shall be implied by indulgence, delay or other act, omission or conduct. Any waiver shall only apply to the specific matter waived and only in the specific instance in which it is waived.

20. GOVERNING LAWS. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Nevada.

21. NO ASSIGNMENT. The Manager acknowledges and agrees that:

     a. the Services contracted for under this Agreement are the personal services of the Manager;
     b. the Manager may not delegate or subcontract for any of its duties or obligations under this Agreement as provided herein; and
     c. the rights and interests of the Manager hereunder may not be sold, transferred, assigned, pledged or mortgaged.

22. RELATIONSHIP. The Manager shall, at their own expense, pay all income taxes, unemployment insurance, and all other taxes, charges and contributions levied as required by all competent governmental authority in respect of the monies paid to the Manager under this Agreement. The Company shall have no obligation whatsoever to compensate or provide the Manager with benefits in respect of:

     a. sickness or accident, whether or not resulting from the performance by the Manager of the obligations under this Agreement;

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     b.   retirement or pension; or
     c.   any other benefits provided by the Company to any of its employees.

The Manager shall indemnify and hold harmless the Company from and against all assessments, claims, liabilities, costs, expenses and damages that the Company may suffer or incur with respect to any such benefits.

23. TAXES. Based on the relationships of the parties as described in Section 22, the Manager covenants and agrees to pay and be responsible for all income taxes and all other taxes whatsoever now or hereafter payable in connection with any fee, remuneration or compensation provided under this Agreement. The Manager shall indemnify and hold harmless the Company from all assessments, claims, demands, costs, expenses and liability that the Company may ever suffer or incur with respect to any such taxes.

24. NOTICES. Any notice or other communication under this Agreement or in connection herewith shall be in writing and shall be delivered or faxed to the Manager, at the addresses or fax numbers set out below. If the address, fax number or telephone numbers set out below shall change during the Term, the party shall promptly provide the new address, fax number or telephone number to the other parties:

If to the Company:

PEPPER ROCK RESOURCES CORP.
One Lincoln Centre, 18 West
140 Butterfield Road, 15th Floor Oakbrook Terrace, IL 60181
Fax : (323) 556-0601

If to the Manager

PHIL KUEBER
8350 Wilshire Blvd. Suite 200
Beverly Hills, CA  90211

25. INTERPRETATION. If the sense or context of this Agreement so requires, the singular shall be construed to include the plural and vice versa, and the neuter shall be construed to include the feminine or masculine or body politic or body corporate and vice versa. In this Agreement "herein", "hereby", "hereunder", "hereof", "hereto" and words of similar import, refer to this Agreement as a whole and not to any particular Section or part of this Agreement

26. TIME. Due to the time sensitive nature of the Company's business, time is of the essence.

27. ENUREMENT. This Agreement shall enure to the benefit and be binding on the respective heirs, executors, administrators, successors and assigns of the Company, and the Manager.

28. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and the Manager and between the Company and the Manager's Designated Employee with respect to the subject matters hereof, and supersedes any previous communications, understandings and agreements between the Company and the Manager or the Company and the Manager's Designated Employee regarding the subject matters hereof, whether written or oral. Except as otherwise provided in this Agreement, this Agreement may only be amended by further agreement in writing signed by the parties hereto.

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IN WITNESS WHEREOF the parties have executed this Agreement with effect as of the day and year first above written.

       PEPPER ROCK RESOURCES CORP.


By:    /s/ Phil Kueber
       -------------------------------
Name:  Phil Kueber
Title: President  & Director
Date:  February 8, 2010


       xtMANAGER


By:    /s/ Phil Kueber
       -------------------------------
Name:  Phil Kueber
Title: Manager
Date:  February 8, 2010